As filed with the Securities and Exchange Commission on November 12, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFYA LIMITED
(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

Rua Paraíba, No. 330, 17º Andar, CEP 30130-917
Bairro Funcionários, Belo Horizonte, Minas Gerais
+55 (31) 3515 7550
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated Stock Option Plan of Afya Limited
Restricted Stock Plan of Afya Ltd.
(Full Title of the Plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200

(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 3,393,220 Class A common shares, par value $0.00005 per share (“Shares”), of Afya Limited (the “Registrant”) authorized for issuance pursuant to the Registrant’s Amended and Restated Stock Option Plan (the “Plan”) and an additional 987,016 Shares authorized for issuance pursuant to the Registrant’s Restricted Stock Plan. This Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 (File Nos. 333-268884 and 333-268886) previously filed by the Registrant on December 19, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are incorporated herein by reference:

(a)   The Annual Report on Form 20-F for the Registrant for the year ended December 31, 2024, filed with the Commission on April 29, 2025 (Registration No. 001-38992) (the “2024 Form 20-F”).

(b)   All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2024.

(c)   The description of the Registrant’s Class A common shares contained in the Registrant’s 2024 Form 20-F.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (with respect to any Form 6-K, only to the extent designated therein), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number
4.1*	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.4 of the Registrant’s Annual Report on Form 20-F (File No. 001-38992) filed with the Commission on April 28, 2023)
5.1	Opinion of Maples and Calder (Cayman) LLP
23.1	Consent of Ernst & Young Auditores Independentes S.S. Ltda,
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Amended and Restated Stock Option Plan of Afya Limited (filed herewith)
99.2	Restricted Stock Plan of Afya Ltd.
107	Calculation of filing fee table

*Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Belo Horizonte, Brazil, on November 12, 2025.

AFYA LIMITED

By:	/s/ Virgilio Deloy Capobianco Gibbon
Name:	Virgilio Deloy Capobianco Gibbon
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

The undersigned directors and officers of Afya Limited  hereby constitute and appoint Virgilio Deloy Capobianco Gibbon and Luis André Blanco, and each of them, individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, each with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Virgilio Deloy Capobianco Gibbon	Chief Executive Officer (Principal Executive Officer)	November 12, 2025
Virgilio Deloy Capobianco Gibbon

/s/ Luis André Blanco	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2025
Luis André Blanco

/s/ Nicolau Carvalho Esteves	Co-Chairman of the Board	November 12, 2025
Nicolau Carvalho Esteves

/s/ Kay Krafft	Co-Chairman of the Board	November 12, 2025
Kay Krafft

/s/ Benedikt Dalkmann	Director	November 12, 2025
Benedikt Dalkmann

/s/ Christina Krebs	Director	November 12, 2025
Christina Krebs

/s/ Renato Tavares Esteves	Director	November 12, 2025
Renato Tavares Esteves

/s/ Maria Tereza Azevedo	Director	November 12, 2025
Maria Tereza Azevedo

/s/ Joao Paulo Seibel de Faria	Independent Director	November 12, 2025
Joao Paulo Seibel de Faria

/s/ Vanessa Claro Lopes	Independent Director	November 12, 2025
Vanessa Claro Lopes

/s/ Marcelo Ken Suhara	Independent Director	November 12, 2025
Marcelo Ken Suhara

/s/ Miguel Filisbino Pereira de Paula	Independent Director	November 12, 2025
Miguel Filisbino Pereira de Paula

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement on the 12th day of November, 2025.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.